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                                                                    Exhibit 99.1
TouchStone Software Corporation
2124 Main Street
Huntington Beach, CA  92648
(714) 969-7746
Traded:  NASDAQ:TSSW

For further information:

At the Company:                            At Financial Relations Board:
Larry Jordan                               Moira Conlon
President and CEO                          Analyst Contact
(714) 969-7746                             (310) 442-0599

                                           Daniel Saks and Art Bentley
                                           General Info
                                           (310) 442-0599

                                           Steven Seiler
                                           Media Contact
                                           (310) 442-0599

For Immediate Release
Friday, January 17, 1997

                        TOUCHSTONE SOFTWARE SHAREHOLDERS
                        APPROVE DELAWARE REINCORPORATION

HUNTINGTON BEACH, CALIF., JANUARY 17, 1997 -- TouchStone Software Corporation (NASDAQ:TSSW) today reported that its shareholders approved the reincorporation of the company in Delaware, an initiative presented in the TouchStone's 1996 Proxy Statement. The measure was initially presented at the company's Annual Meeting held on December 16, 1996, which was adjourned until today.

         TouchStone Software Corporation is a leading developer of innovative software designed to help people use complex technologies. TouchStone products are distributed through Ingram Micro, Merisel and Tech Data, and are sold in more than 7,500 retail stores worldwide, including CompUSA, Computer City, Egghead, Best Buy, Fry's, MicroCenter and Software Etc., as well as large wholesale clubs like Price Costco, SAM's Club and BJ's Wholesale Club. International sales include exports to distributors in 27 countries, as well as ee-publishers in Germany and France. For further information on TouchStone Software Corporation and its products, management invites visits to the company's home page at http://www.checkit.com.

         For information on TouchStone via facsimile at no cost, call 1-800-PRO-INFO and dial company code 033.

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